Exhibit 99.1

Pernix Therapeutics Exceeds 2014 Revenue Guidance
Delivers FY2014 Net Revenue In Excess of $120 Million

Company to host a Conference Call and Webcast on
Wednesday, February 25th beginning at 10:00 a.m. EST to report 4Q and FY2014 Financial Results

MORRISTOWN, New Jersey, January 20, 2015 – Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company, today announced that based on a preliminary review of 2014 fourth quarter results it expects Net Revenue to exceed FY2014 guidance. The Company’s preliminary results remain subject to finalization by its management and audit by its independent registered public accounting firm. The Company plans to report final results for the fourth quarter and full year 2014 on February 25, 2015.

 “The fourth quarter of 2014 delivered strong revenue growth and improved profitability for Pernix, culminating in Net Revenue that we are confident will exceeded the upper end of prior guidance for 2014 of $120mm.  There were a number of significant highlights across our portfolio during the fourth quarter and throughout the year.  In addition to strong growth following three CNS product launches in 2014, we were pleased to announce the submission of a sNDA to the FDA for TREXIMET® to seek approval for use in adolescent patients, age 12 – 17, for the acute treatment of migraine.  Based on current US census data, there are as many as two million adolescents in the US who suffer from migraine.  As we announced last Friday, the FDA has accepted the submission with Priority Review. Our sleep medicine, SILENOR®, has experienced tremendous growth, with weekly prescriptions increasing more than 50% since promotional efforts began in 1Q 2014.  The NIH estimates that approximately one-third, or 70 million, of adult Americans are affected by insomnia.  SILENOR will play a significant role in the future growth of Pernix, as it is the only non-controlled, non-addictive sleep therapy with next-morning effects similar to placebo, even in the older population, where current commonly prescribed medications put patients at risk.” said Doug Drysdale, Chairman and Chief Executive Officer. “While delivering strong results in the quarter, we also continued to make significant progress in business development activities, while recognizing promising results from managed care, trade and supply initiatives.  Our targeted investment in sales, marketing and R&D in 2014 has positioned us to drive sales growth and profitability in 2015.”

Financial Highlights

●	Fourth Quarter 2014: Pernix expects net revenue in excess of $52 million for the fourth quarter of 2014, which represents an increase of 117% vs. the fourth quarter of 2013, and a 65% increase vs. the third quarter of 2014.

●	Full-Year 2014: Net Revenue in excess of $120 million, which represents an increase of over 40% vs. FY 2013, exceeding the top end of 2014 guidance of $110 - $120 million

Pernix will provide final financial results and additional information on its financial performance in conjunction with the fourth quarter and year-end 2014 earnings press release and conference call on Wednesday, February 25th, scheduled for 10:00am EST.

The conference call will feature remarks by Doug Drysdale, Chairman and Chief Executive Officer, and Sanjay Patel, Chief Financial Officer.

To participate in the conference call:

●	Please dial (877) 312-8783 (domestic) or +1 (408) 940-3874 (international).

●	Participants can reference the passcode 68920986.

Please dial in approximately 15 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website www.pernixtx.com. The press release, financial highlights and presentation slides will be posted in this section prior to the call.

An online archive of the webcast will be available on the Company’s website for 30 days following the call.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and psychiatry, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core, cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

About TREXIMET

TREXIMET was first approved by the U.S. Food and Drug Administration (FDA) in April 2008 for the acute treatment of migraine attacks, with or without aura, in adults. The product is formulated with POZEN’s patented technology of combining a triptan with a non-steroidal anti-inflammatory drug (NSAID) and GlaxoSmithKline’s (GSK) RT Technology™. TREXIMET has been shown to provide superior sustained pain relief compared to placebo and to both of the single mechanism of action components. In clinical trials, TREXIMET provided a significantly greater percentage of patients with migraine pain relief at two hours compared to sumatriptan 85mg or naproxen sodium 500 mg alone. In addition, TREXIMET provided more patients sustained migraine pain relief from two to 24 hours compared to the individual components.

IMPORTANT SAFETY INFORMATION

Prescription TREXIMET is indicated for the acute treatment of migraine attacks, with or without aura, in adults. Carefully consider the potential benefits and risks of TREXIMET and other treatment options when deciding to use TREXIMET. TREXIMET is not intended for the prophylactic therapy of migraine or for use in the management of hemiplegic or basilar migraine (see CONTRAINDICATIONS). Safety and effectiveness of TREXIMET have not been established for cluster headache. TREXIMET should only be used where a clear diagnosis of migraine headache has been established. TREXIMET may cause an increased risk of serious cardiovascular thrombotic events, myocardial infarction, and stroke, which can be fatal. This risk may increase with duration of use. Patients with cardiovascular disease or risk factors for cardiovascular disease may be at greater risk. TREXIMET contains a non-steroidal anti-inflammatory drug (NSAID). NSAID-containing products cause an increased risk of serious gastrointestinal adverse events including bleeding, ulceration, and perforation of the stomach or intestines, which can be fatal. These events can occur at any time during use and without warning symptoms. Elderly patients are at greater risk for serious gastrointestinal events. TREXIMET is contraindicated in patients with history, symptoms, or signs of ischemic cardiac, cerebrovascular, or peripheral vascular syndromes and in patients with other significant underlying cardiovascular diseases. TREXIMET should not be given to patients in whom unrecognized coronary artery disease is predicted by the presence of risk factors without a prior cardiovascular evaluation. TREXIMET should not be given to patients with uncontrolled hypertension because the components have been shown to increase blood pressure. Concurrent administration of MAO-A inhibitors or use of TREXIMET within two weeks of discontinuation of MAO-A inhibitor therapy is contraindicated. TREXIMET and any ergotamine-containing or ergot-type medication (like dihydroergotamine and mthysergide) should not be used within 24 hours of each other. Since TREXIMET contains sumatriptan, it should not be administered with another 5-HT1 agonist.

TREXIMET is contraindicated in patients with hepatic impairment. TREXIMET is contraindicated in patients who have had allergic reactions to products containing naproxen. It is also contraindicated in patients in whom aspirin or other NSAIDs/analgesic drugs induce the syndrome of asthma, rhinitis, and nasal polyps. Both types of reactions have the potential of being fatal. TREXIMET is contraindicated in patients with hypersensitivity to sumatriptan, naproxen, or any other component of the product. Cerebrovascular events have been reported in patients treated with sumatriptan. In a number of cases, it appears possible that the cerebrovascular events were primary. It is important to advise patients not to administer TREXIMET if a headache being experienced is atypical. The development of a potentially life-threatening serotonin syndrome may occur with triptans, including treatment with TREXIMET, particularly during combined use with selective serotonin reuptake inhibitors (SSRIs) or selective norepinephrine reuptake inhibitors (SNRIs). NSAID-containing products, including TREXIMET, should be prescribed with extreme caution in those with a prior history of ulcer disease or gastrointestinal bleeding. TREXIMET should not be used in late pregnancy because NSAID-containing products have been shown to cause premature closure of the ductus arteriosus. TREXIMET should not be used during early pregnancy unless the potential benefit justifies the potential risk to the fetus.

Pernix Therapeutics Holdings Inc.

Investor Relations
Sanjay Patel, (800) 793-2145 ext. 1009
Chief Financial Officer
spatel@pernixtx.com

- or -

Doug Drysdale, (800) 793-2145 ext. 1001
Chairman, President and Chief Executive Officer
ddrysdale@pernixtx.com

Media Relations
Marianne Lambertson, (800) 793-2145 ext. 1012
Vice President, Marketing and Corporate Communications
mlambertson@pernixtx.com